BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Certified Public Accountants

High Ridge Commons

Suites 400-403

200 Haddonfield-Berlin Road

Gibbsboro, NJ 08026

Exhibit 23.1

Securities and Exchange Commission

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We have issued our report dated January 13, 2006, relating to the consolidated financial statements of Infe Human Resources, Inc. and Subsidiary, on Form SB-2 for the year ended November 30, 2005.  We hereby consent to the incorporation by reference of said report and to the reference to our firm under the caption “Experts” on the Registration Statement of Infe Human Resources, Inc. and Subsidiary, on Form SB-2.

Signed,

/s/Bagell, Josephs, Levine & Company, LLC

Bagell, Josephs, Levine & Company, L.L.C.

January 13, 2006